EXHIBIT 16.1





G.  Brad Beckstead
----------------------------------
Certified Public Accountant
                                                         330 E. Warm Springs Rd.
                                                             Las Vegas, NV 89119
                                                                    702.257.1984
                                                                702.362.0540 fax






November 7, 2001



Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

I was previously principal accountant for ASGA, Inc. (formerly Transportation Safety Lights, Inc.)(the "Company") and reported on the financial statements of the Company for the year ended December 31, 2000 and 1999. Effective November 7, 2001, my appointment as principal accountant was terminated. I have read the Company's statements included under Item 4 of its Form 8-K dated November 7, 2001, and I agree with such statements, except that I am not in a position to agree or disagree with the Company's statement that the change was approved by the Audit Committee of the Board of Directors or that Durland & Company, CPAs was not engaged regarding any matter requiring disclosure under Regulation S-K,
Item 304(a)(2).



Very truly yours,

/s/ Brad Beckstead
G.  Brad Beckstead, CPA